Number: 70974

Certificate

of

Change of Name

company Act

     Canada

Province of British Columbia

I Hereby Certify that

INTERNATIONAL SHASTA RESOURCES LTD

has this day changed its name to

CONSOLIDATED SHASTA RESOURCES INC.

Issued under my hand at Victoria, British Columbia

                                                                     on May 20, 1994

JOHN S. POWELL

Registrar of Companies